Exhibit 99.1
TranS1 Inc. Reports Operating Results for the Third Quarter of 2010,
Issues Fourth Quarter Guidance
— Third quarter revenues were $6.3 million —
— 589 TranS1 procedures performed globally in the quarter —
— Net loss per share was $0.18 for the quarter —
— Excluding special items, net loss per share was $0.16 for the quarter* —
WILMINGTON, NC — (GLOBE NEWSWIRE)— November 9, 2010—TranS1 Inc. (NASDAQ:TSON), a medical device company focused on designing, developing and marketing products that implement its proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region, today announced its financial results for the third quarter ended September 30, 2010.
Comparison of Selected Financial Results (in millions, except per share data)

	Three Months Ended Sept. 30,
	2010	2009
As reported:
Total revenue	$6.3	$6.9
Net loss	(3.8)	(5.6)
Net loss per common share	(0.18)	(0.27)
Excluding special items*:
Net loss	(3.4)	(4.8)
Net loss per common share	(0.16)	(0.23)

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.
Revenues were $6.3 million in the third quarter of 2010, representing an 8% decrease over revenues of $6.9 million in the third quarter of 2009. Domestic revenues were $5.9 million in the third quarter of 2010, compared to $6.5 million in the third quarter of 2009. Gross margin was 81.0% in the third quarter of 2010 as compared to 80.2% in the third quarter of 2009.
Net loss was $3.8 million and $5.6 million for the quarters ended September 30, 2010 and 2009, respectively. Net loss per common share was $0.18 in the third quarter of 2010 compared to a net loss per share of $0.27 in the third quarter of 2009.
Excluding special items, net loss in the third quarter of 2010 was $3.4 million, or $0.16 per common share, compared to net loss excluding special items of $4.8 million, or $0.23 per common share in the third quarter of 2009. Special items in the third quarter of 2010 consisted of inventory obsolescence reserves of $0.1 million and employee and director equity-based compensation of $0.4 million. Special items in the third quarter of 2009 consisted of employee and director equity-based compensation of $0.6 million and inventory obsolescence reserves of $0.1 million.

Cash, cash-equivalents and investments were $44.1 million as of September 30, 2010.
“In addition to typical third quarter seasonal weakness, our sales for the quarter were adversely affected by a higher rate of insurance denials for lumbar surgery due to medical necessity and ongoing AxiaLIF physician reimbursement pressures,” commented Rick Randall, Chief Executive Officer of TranS1 Inc. “We reduced our cash burn by 49% over the prior year while strategically investing in direct sales efforts and payor reimbursement initiatives in geographies where we are seeing procedural growth.”
TranS1 Outlook
For the fourth quarter ending December 31, 2010, the company expects total revenues in the range of $5.0 - $6.0 million.
Conference Call
TranS1 will host a conference call today at 4:30 pm ET to discuss its third quarter financial results. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link at http://ir.trans1.com/events.cfm.
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance, including net loss and loss per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of an adjustment for equity-based employee and director compensation expense for each period, management transition costs incurred in 2010, including severance, recruiting and other personnel-related expenses, and inventory obsolescence reserves taken in 2010 for an existing product that is being replaced and in 2009 for obsolete and excess inventory. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing a non-GAAP measure that adjusts for significant non-cash expenses, such as equity-based compensation expense and inventory obsolescence reserves, and significant non-recurring management transition expenses, allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure.
About TranS1 Inc.
TranS1 is a medical device company focused on designing, developing and marketing products that implement its proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region. TranS1 currently markets the AxiaLIF family of products for single and multilevel lumbar fusion and the Vectre and Avatar posterior fixation systems for lumbar fixation supplemental to AxiaLIF fusion. TranS1 was founded in May 2000 and is headquartered in Wilmington, North Carolina. For more information, visit www.trans1.com.
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks and uncertainties. These risks and uncertainties include, among other things, risks associated with the adoption of a new technology by spine surgeons, product development efforts, regulatory requirements, maintenance and prosecution of adequate intellectual property protection and other economic and competitive factors. These forward looking statements are based on the company’s expectations as of the date of this press release and the company undertakes no obligation to update information provided in this press release. For a discussion of risks and uncertainties associated with TranS1’s business, please review the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009.
CONTACT:
Investors:
TranS1 Inc.
Joseph P. Slattery, 910-332-1700
Executive Vice-President and Chief Financial Officer
or
Westwicke Partners
Mark Klausner, 443-213-0501
mark.klausner@westwicke.com
Source: TranS1 Inc.

TranS1 Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Revenue	$6,339	$6,912	$20,296	$23,528
Cost of revenue	1,205	1,366	3,998	4,423

Gross profit	5,134	5,546	16,298	19,105

Operating expenses:
Research and development	1,026	1,362	3,307	5,047
Sales and marketing	5,908	8,126	20,053	26,219
General and administrative	2,011	1,683	6,716	5,714

Total operating expenses	8,945	11,171	30,076	36,980

Operating loss	(3,811)	(5,625)	(13,778)	(17,875)
Other income (expense)	20	54	(15)	382
Net loss	$(3,791)	$(5,571)	$(13,793)	$(17,493)

Net loss per common share — basic and diluted	$(0.18)	$(0.27)	$(0.67)	$(0.85)

Weighted average common shares outstanding — basic and diluted	20,741	20,630	20,694	20,591

Stock-based compensation is included in operating expenses in the following categories:
Cost of revenue	$7	$19	$23	$56
Research and development	11	40	43	141
Sales and marketing	165	368	698	1,143
General and administrative	176	186	657	860

	$359	$613	$1,421	$2,200

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2010	2009
GAAP net loss	$(3,791)	$(5,571)
Special items:
Management transition costs	26	—
Inventory obsolescence reserve	56	125
Stock based compensation	359	613

Net loss excluding special items	$(3,350)	$(4,833)

GAAP net loss per share	$(0.18)	$(0.27)
Special items:
Management transition costs	—	—
Inventory obsolescence reserve	—	0.01
Stock based compensation	0.02	0.03

Net loss excluding special items	$(0.16)	$(0.23)

Shares used in computing GAAP and non-GAAP loss per share	20,741	20,630

	Nine Months Ended September 30,
	2010	2009
GAAP net loss	$(13,793)	$(17,493)
Special items:
Management transition costs	1,347	—
Inventory obsolescence reserve	322	425
Stock based compensation	1,421	2,200

Net loss excluding special items	$(10,703)	$(14,868)

GAAP net loss per share	$(0.67)	$(0.85)
Special items:
Management transition costs	0.07	—
Inventory obsolescence reserve	0.02	0.02
Stock based compensation	0.07	0.11

Net loss excluding special items	$(0.51)	$(0.72)

Shares used in computing GAAP and non-GAAP loss per share	20,694	20,591

TranS1 Inc.
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$25,089	$29,298
Short-term investments	18,980	25,953
Accounts receivable, net	4,428	3,926
Inventory	6,164	7,325
Prepaid expenses and other assets	338	676

Total current assets	54,999	67,178
Property and equipment, net	1,569	1,813

Total assets	$56,568	$68,991

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,294	$2,442
Accrued expenses	2,249	1,269

Total current liabilities	3,543	3,711

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	137,951	136,402
Accumulated other comprehensive income (loss)	(16)	(5)
Accumulated deficit	(84,912)	(71,119)

Total stockholders’ equity	53,025	65,280

Total liabilities and stockholders’ equity	$56,568	$68,991

TranS1 Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Cash flows from operating activities:
Net loss	$(3,791)	$(5,571)	$(13,793)	$(17,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	166	236	592	684
Stock-based compensation	359	613	1,421	2,200
Allowance for excess and obsolete inventory	56	148	341	541
Provision for bad debts	17	18	54	63
Loss on sale of fixed assets			70	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	137	521	(556)	581
(Increase) decrease in inventory	207	(473)	820	(1,843)
(Increase) decrease in prepaid expenses	281	114	338	199
Increase (decrease) in accounts payable	(413)	(444)	(1,148)	(241)
Increase (decrease) in accrued expenses	302	(242)	980	(229)

Net cash used in operating activities	(2,679)	(5,080)	(10,881)	(15,538)

Cash flows from investing activities:
Purchase of property and equipment	(62)	(143)	(418)	(553)
Purchases of investments	—	(6,008)	(7,969)	(39,911)
Sales and maturities of short-term investments	(18)	12,314	14,942	44,157

Net cash provided by (used in) investing activities	(80)	6,163	6,555	3,693

Cash flows from financing activities:
Proceeds from issuance of common stock	87	9	128	89

Net cash provided by (used in) financing activities	87	9	128	89

Effect of exchange rate changes on cash and cash equivalents	—	(1)	(11)	3

Net increase (decrease) in cash and cash equivalents	(2,672)	1,091	(4,209)	(11,753)
Cash and cash equivalents, beginning of period	27,761	29,207	29,298	42,051

Cash and cash equivalents, end of period	$25,089	$30,298	$25,089	$30,298